SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 8, 2005

Date of Report (Date of earliest event reported)

BAS CONSULTING, INC.

(Exact name of registrant as specified in its charter)

       Nevada                             000-50212                               81-0592184

(State or other jurisdiction        (Commission                           (IRS Employer

          of incorporation)                   File Number)                         Identification No.)

31 Dingjiang Road

Jianggan District

Hangzhou, 310016

China

(Address of principal executive offices, including zip code)

86-0571-85802712

(Registrant’s telephone number, including area code)

5675B Baldwin Court, Norcross, Georgia 30071

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X]

Written communications pursuant to Rule 425 under the Securities Act

[X]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[X]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management, as well as estimates and assumptions made by Registrant’s management.  When used in the Filings, the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements.  Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements.  Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.  The following discussion should be read in conjunction with Registrant’s pro forma financial statements and the related notes that will be filed herein.

Item 2.01

Completion of Acquisition or Disposition of Assets

As used in this report, “Registrant,” “we,” “us,” “our,” or “Company” refer to BAS Consulting, Inc., a Nevada corporation, Earjoy Group Limited, a British Virgin Islands international business company, and AiDa Pharmaceutical Co., Ltd., a PRC limited liability company as a combined entity.

On December 8, 2005, we completed and closed the Share Exchange Agreement (the “Agreement”) dated as of June 1, 2005 by and among BAS Consulting, Inc., Earjoy Group Limited, a British Virgin Islands international business company (“Earjoy”), and the shareholders of Earjoy (the “Earjoy Shareholders”).  A copy of the Agreement was previously filed as an Exhibit to our Current Report on Form 8-K dated June 1, 2005 as filed with the Securities and Exchange Commission (the “SEC”) on June 15, 2005.

Pursuant to the Agreement, we completed the following actions:

(i)

On September 16, 2005,we amended our Articles of Incorporation to increase the authorized number of shares of our $0.001 par value per share common stock (the “Common Stock”) to 75,000,000;

(ii)

Effective November 30, 2005, we implemented a 1 for 6.433138 reverse stock split (the “Reverse Stock Split”) prior to the closing of the Agreement (the “Closing”) so that our 10,453,850 outstanding shares as of the date of the Agreement now represent 1,625,000 shares of Common Stock;

(iii)

Our post-Reverse Stock Split Common Stock now trades on the OTCBB under the symbol BASU.OB rather than BASG.OB;

(iv)

The new CUSIP number for our post-Reverse Stock Split Common Stock is 055257 20 8, and the pre-Reverse Stock Split Common Stock no longer trades on the OTCBB;

(v)

We issued and delivered to the Earjoy Shareholders an aggregate of 23,375,000 shares of our post-Reverse Stock Split Common Stock, representing 93.5% of all of our issued and outstanding Common Stock, in exchange for 100% of the outstanding capital of Earjoy;

(vi)

Our former executive officers and directors resigned effective as of the Closing and new executive officers and directors were appointed (see Item 5.02 of this Current Report on Form 8-K for additional information);

The following information is being provided pursuant to Item 2.01(f) since the Registrant was a shell company, as that term is defined in Rule 12b-2 under the Exchange Act, immediately before the transaction.  The following information refers to Earjoy and its operations, management, financial condition and related matters as would be included in a general form for registration of securities on Form 10-SB under the Exchange Act reflecting all classes of the Registrant’s securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Agreement.

DESCRIPTION OF BUSINESS

Hangzhou AiDa Pharmaceutical Co., Ltd. (“Aida” or the “Company”) is a wholly-owned subsidiary of Earjoy Group Limited (“Earjoy”), which is wholly owned by the Registrant.  Aida is the principal operating subsidiary of Earjoy.  Aida has been in operation since March 1999 and was established as a limited liability company under the laws of the People’s Republic of China (“PRC”) on March 26, 1999.  On December 23, 2004, Earjoy entered into a Share Purchase Agreement with Best Nation Investment Co., Ltd. for the acquisition by Earjoy of 100% of all interests in Aida.

Summary

Aida is a fully integrated pharmaceutical company engaged in the development, manufacture, marketing, licensing, and distribution of pharmaceutical products primarily in Mainland China.  AiDa (including his subsidiaries) has totally nine production lines for the manufacturing of antibiotics, cardiovascular and anti-tumor drugs in various forms, including injectable powder, injectable liquid, capsules, tablets and ointments. Six of them have been GMP certified, the remaining three are being reviewed for new certification due to the expiry of the old certificates but are expected to get the new ones shortly. Aida’s current product offerings are prescription drugs available mostly through hospitals in China.  Aida markets its Category-A antibiotic, cardiovascular and anti-tumor products under the trademark “AiDa.”,”AiYi”,”ChuangCheng”, etc

Aida’s strategy is to control all facets of its research and development efforts, including formulation development, clinical studies, regulatory submissions and manufacturing.  In addition, the Company markets its own branded products directly to health care professionals through its Mainland China sales operations.  A key element of Aida’s business is the development, manufacture and sale of branded pharmaceutical products that incorporate Aida’s expertise in research and development and exclusive relationships with raw material suppliers, which provide significant therapeutic advantages over existing competing formulations.

Aida will also work to develop synergistic marketing partnerships in China and around the world in areas such as technology licensing, clinical research, product development, in-licensing and out-licensing of products, co-development and co-marketing agreements.

There are three entities of Aida that are producing different types of Etimicin (powder, liquid and transfusion).  The headquarters of Aida located in Hangzhou is producing the powder type.  The subsidiary of Aida, Hainan Aike Pharmaceutical Co., Ltd, is producing the transfusion type of Etimicin.  In 2005, Aida acquired Changzhou Fangyuan Pharmaceutical Co., Ltd, which is the key material supplier of Etimicin.  Fangyuan also acts as a major producer of the liquid type of Etimicin.  Thus, Aida has effectively achieved a monopoly status in this industry, with all types of Etimicin products and from the material chain to the final product chain.  This is a significant and unique advantage of Aida, compared with any of its competitors.

Current Products

The table below illustrates the major products produced and marketed by Aida:

Product	Produced By	Specification	Standard/Category
Etimicin Sulfate Injection Powder	Aida	50mg, 100mg, 150mg	National Category-A
Etimicin Sulfate Injection liquid	Fangyuan	1ml, 2ml	National Category-A
Etimicin Sulfate for transfusion	Aike	100ml(with 100mg/200mg)	National Category-D

Etimicin sulfate is the first antibiotic developed in China.  It is a new generation of the aminoglycoside family of antibiotics.  Aida has the exclusive right to the production of this powder for injection and transfusion type and Aida’s subsidiary, Fangyuan, is one of the two producers who exclusively produce the liquid for injection.  The patent is protected through 2013.  It also gets patent certificate from six foreign countries, including USA, Russia and United Kingdom.  Etimicin sulfate is suitable for the treatment of various inflammations, such as:

(i)

respiratory infection such as acute bronchitis, acute onset of chronic bronchitis and pulmonary infections;

(ii)

kidney and urinogenital infection such as acute pyelonephritis or acute onset of chronic cystitis;

(iii)

soft skin tissue infection; and

(iv)

trauma and operations (before and after) preventive uses.

In 2004, Aida controlled over 50% of the Etimicin market in China.  The other less than 50% is etimicin sulfate liquid for injection.  The powder form has shown to be more chemically stable, easier to transport and has a higher effectiveness/price ratio as compared to the competing injectable liquid form.  Since Fangyuan as one of the two liquid producers has been acquired by Aida, the total market share of Aida is expected to exceed 75% in the near future.

Products Under Development

Major new products under developments by Aida include:

➢

5-Deoxy-Fluorordine.  Aida has created a drug generated from 5-fluroruacil that has displayed better anticancer results and fewer side effects.  This new product has been under clinical testing since 1998.  Test results showed that it has only nominal side effects, a broad spectrum and is highly effective.  The Company has applied for production approval of 5-deoxy-fluororidine for injection from the State Administration of Food and Drug.  This new drug will have a 6-year protection period once the approval is obtained, which is expected in 2007.

➢

Apoptotic Factor.  Aida has completed the clinical study of apoptotic factor’s molecular structure and pharmacological characteristics, including long-term effects and stability.  The Company plans to complete first stage clinical tests by  2005, the second stage in the first half of 2007 and get production approval in the second half of 2008.

➢

Adefovir Dipivoxil Tablets.  It is a new drug used for hepatitis treatment.  Fangyuan is now developing the drug.  It will be another Category A new drug.  The clinical tests should have been completed by the end of 2006, and production is expected to begin by the end of 2007.

➢

Methylcanthatidinimide for injection.  It is another new drug being developed by Fangyuan used for cancer treatment.  It will be a Category B new drug.  The clinical tests are expected to be completed by the first half of 2008 and the production expected to begin by the end of 2009.

➢

SYO2.  Aida has created an herbal medicine, called SYO2 that has exhibited bioactivity for brain anti-thrombosis.  The drug, developed wholly by Aida, has shown to be safe, effective and without side effects.  It is believed that stroke patients treated by SYO2 would be fully recovered after administration of the drug.  Aida has completed SYO2’s pharmacological study and has applied for a patent.  The Company plans to apply for clinical tests within the next 18 months.  Aida intends to apply for production approval by the end of 2010.

Aida is optimistic about the market potential of its products for the following reasons:

➢

The demand for international quality drugs by the Chinese populace has historically increased as per capita income and standard of living increase continually;

➢

The sale of Aida’s etimicin sulfate powder for injection is estimated to grow at an annual rate of more than 30% for the next three years after several years of market development;

➢

Aida is now planning to export the product to international markets in 2006 or 2007.  The international markets should increase the sales growth;

➢

Aida has achieved a monopoly status in this industry, with all types of Etimicin products and from the material chain to the final product chain.  This is a significant and unique advantage of Aida, compared with its competitors; and

The Company is readying for the production of several new drugs, which should boost the sales growth of Aida per annum.

Industry Regulation

Chinese drug legislation, enacted in 1985, requires that new drugs be approved by the national drug regulatory authority before they can be marketed in China.  Since enactment of this legislation, China has significantly improved its regulatory review process for new drugs.  During the same time period, the pharmaceutical industry in China has shown considerable expansion.  With China’s membership in the World Trade Organization, the Chinese pharmaceutical industry is experiencing change and will continue to do so.  The new Drug Registration Regulation, which is compatible with the World Trade Organization agreement, went into effect on December 1, 2002.

Good Manufacturing Practices (GMP)

GMP guidelines define standards for the pharmaceutical manufacturing process to reduce the possibility of contamination errors.

The World Health Organization (WHO) initiated the GMP system in the 1960s, and China adopted it in the early 1980s.  The Chinese government issued its own GMP standards in 1988, followed with two sets of revisions, the most recent in 1999.  Under new GMP management guidelines, pharmaceutical producers must set up special administrative offices to supervise production and product quality.  Administrative personnel must be pharmaceutical professions with prior experience, and technicians responsible for quality testing must receive professional training.

The State Administration for the Supervision and Management of Medicine issued the “Quality Control Convention in Drug Production” in September 1999.  This convention provides guidelines for various kinds of drug manufacture in keeping with GMP standards.  It states provisions concerning drug verification and authentication, including facility and equipment installation, operation, property and products.  GMP certification for powder injections, large capacity injections and genetically engineered products were completed in 2000.

Difficulty in GMP enforcement has allowed inefficient production and substandard quality to persist in the majority of pharmaceutical factories, despite the government’s regulations.  Fund shortages, rigid operation mechanisms and ideological resistance among some producers have contributed to the continuing problem, although local governments are working to initiate change.  In Hangzhou, the capital of Zhejiang Province and the location of Aida’s headquarters, the municipal Drug Supervision and Management Bureau has aided 18 of the city’s 77 pharmaceutical manufacturers to reach GMP standards.

A shortage of qualified personnel in China’s pharmaceutical enterprises further delays national GMP implementation.  Substandard companies find a lack of senior managers who are aware of GMP, as well as difficulty in finding well-trained GMP inspectors that are able to give a fair, objective and accurate appraisal of GMP results.  Augmenting the problem, companies have discovered some ambiguity in their interpretations of GMP standards issued by the Chinese Ministry of Public Health.  The government has undertaken the process of educating these companies, leading to a slight rise in production and quality control levels.

Research & Development

Aida will undertake its R&D efforts through in-house organizations as well as through alliances and cooperation with other R&D laboratories, institutions and universities.  Such an approach would ensure lower cost, minimized risk, increased efficiency, and faster reaction to the market.  Aida will also retain a high degree of capability in developing new drugs and technologies.  Aida presently has three R&D centers located in the Shanghai and Zhejiang Provinces.  These R&D centers are staffed with a total of thirty research engineers and scientists and eight senior consultants.  These professionals have well-rounded experiences in the pharmaceutical industry, including manufacturing and R&D specializations.

Aida has also established long-term cooperation with several top research institutions and universities in China, including Tianjin University, China  Pharmaceutical University, Southern China Agricultural University, for the development of new pharmaceuticals.  Aida has entered into agreements with these universities and institutions that grant it the right of first refusal to acquire new products developed at the facilities.  Generally, Aida’s policy is to make the acquisition when the new drug is entering the third stage of clinical testing.  As such, it allows the Company to minimize risk as well as to decrease development costs while increasing efficiency.

Aida is presently contemplating entering R&D joint venture with international institutions for the purpose of further strengthening its R&D capability.

Manufacturing

Aida’s main production facilities are located in three places.  One is in Hangzhou in the Zhejiang Province, the second is in Changzhou in the Jiangsu Province and the third is in Haikou in the Hainan Province.

The raw materials base and supplies for manufacturing at the plant are acquired from domestic suppliers.  The main purchases include: packaging materials, chemicals and intermediates, some of which are controlled under long-term contracts.  Aida has never experienced any difficulty in obtaining the raw materials base and/or supplies required for production.  There are many domestic suppliers for the required materials except the raw materials base for etimicin sulfate.

There are only two suppliers for etimicin sulfate base, namely, Changzhou Fangyuan Pharmaceutical Co., Ltd. (“Fangyuan”) in Changzhou, Jiangsu Province and Shanhe Pharmaceuticals Co., Ltd. (“Shanhe”) in Wuxi, Jiangsu Province.  Aida has now acquired Fangyuan so it is confident that the raw material supply base required for producing etimicin sulfate is ensured.

Six  of Aida’s nine production lines for manufacturing have obtained GMP accreditation from the State Administration of Medicament Supervision, the remaining three is being reviewed for new certification as the old certificates expired. But Aida has no expectation that the company will fail to obtain the new ones shortly .   The Quality Assurance Department of Aida has instituted a complete quality assurance system under which employees of the Company are continuously trained and re-trained for maintaining overall GMP standards as well as product quality excellence.  Aida has never experienced any significant return of purchased products and has gained consistent customer praise.

In the area of cost control, Aida has implemented policies and procedures for the audit of its:

a)

raw materials base, supplies and packaging materials;

b)

policy and procedures for time and motion standards for each individual production process; and

c)

policy and procedures for the audit of equipment, parts and consumables.

Cost targets are established and executed based on these policies and procedures.

As an ISO14000 certified pharmaceuticals manufacturer, Aida is extremely attentive to protecting the environment by taking active measures in accordance with the environmental protection requirement prescribed by the GMP standard.  None of the Company’s manufacturing plants has been cited for violating any local and/or national environmental protection regulations.

Solid waste from Aida’s plants is washed with clean water prior to disposal. The used water and wastewater are sent to the wastewater treatment plant via a special pipeline.  A minor amount of generated coal ash and slag are treated and noise is abated in accordance with current regulations.

Intellectual Property and Trademarks

Aida’s pharmaceutical products have all necessary manufacturing licenses issued by the national regulatory agencies.  Etimicin sulfate, a Category-A drug, is protected by patent until 2013 [License No. Guoyaozunji 1999 (X)-10-2 (1) and No. Guoyaozunji 1999 (X)-10-2 (2)]. Aida markets its pharmaceutical products under the trademark “AiDa,” ”AiYi”,”ChuangCheng”,  “PanRou,” “Chuangchen” “LuoQi.” etc. These trademarks are all duly registered and have individual barcodes against forgery.

Personnel

Aida presently has approximately 500 employees totally with over 200 at its headquarters in Hangzhou.  Each employee has executed an agreement with Aida in accordance with the Labor Agreement Regulation of People’s Republic of China.

Competition

Price, quality, and promotion are the three most competitive factors in the pharmaceutical sector in China.

Price:  There are currently approximately 1,400 drugs listed on the National Essential Drugs List. This list functions as a guideline for the local, provincial, and metropolitan lists, which govern actual reimbursement.  Technically, these local lists can only deviate from the national list by 10%.  In practice, however, local protectionism is often seen.  Price and efficacy are the only stated criteria for inclusion (or removal) from the lists.  In reality, relationships between an individual company and the Chinese government authorities overseeing the system play a very important role.  Marketing outside of these lists, price will effectively determine the targeted market segment.

Quality:  Western style medications are often seen as superior in almost all categories.  Aida competes in this market segment.

Promotion:  The Chinese government has worked very hard to reign in unethical marketing practices in the healthcare sector.  Traditionally, foreign suppliers would develop close relationships with individual doctors and hospital staff members in order to market product.  This relationship is now more well defined.

Marketing Strategy

The Sales Team

Due to record growth in 2004, Aida had the largest sales team in its history, with over 100 salespeople spread throughout China dedicated to marketing its products.  30% of the team members are graduates of medical  or pharmaceutical schools and over 50% have over three years of sales experience.  The team is under the supervision of two highly experienced vice presidents, each with over ten years of experience in national sales management.  Additionally, Aida’s Training Department schedules frequent and regular training sessions for sales personnel to retain and increase their knowledge of Aida’s products as well as to improve selling techniques.

Marketing Organization and Sales Network

For the marketing of drugs, Aida emphasizes its effort on the prescription drug market.  Presently in China, a drug manufacturer must sell through the local pharmaceutical wholesaler on consignment instead of directly to the hospitals.  At the same time, the manufacturers would have to promote their products to doctors through hospital representatives.  The local wholesaler subsequently issues the appropriate amount of drugs to the hospital according to the prescriptions written by the doctors.  The manufacturer then settles the account with the local wholesaler as to the amount of drugs sold.  Aida’s major products, including etimicin sulfate, are listed in the Drug Catalog for Basic National Medical Insurance and are recognized by the medical insurance system.

Aida divides the domestic market into two large regions, namely, Northern Region and Southern Region using by Yangtze River as the demarcation.  Special emphasis is given to markets in Eastern China and the Coastal Regions, as those areas are the most affluent areas in China.  To augment the sales force, Aida also engages local agents wherever required and necessary.  The Company has established selling and marketing offices in over twenty provinces, autonomous regions, and the four municipalities under the central government, and has representatives for establishing and maintaining relations with local hospitals and wholesalers.  Currently, the Company has established close relations with over 200 wholesalers.  Through this deep national network, Aida’s drugs are being sold to several hundred county, city and provincial hospitals.

Sales and Marketing Management

The Company maintains a Chinese website, www.aidapharma.com, for introducing its products as well as placing purchases online. A US-based investor-focused website is in development.

Aida provides a special annual budget for advertising of new and major products that meet the following requirements:

(i)

a clear and reproduced treatment result;

(ii)

a large, stable and loyal customer base;

(iii)

good market potential; and

(iv)

a long market life.

Aida also organizes seminars for hospitals and wholesaler personnel and deploys Aida regional representatives to convey the application of various drugs to medical health care providers as well as report any drug safety issues back to the home offices.  The Company also publishes studies related to its products and research results in medical journals.

In order to strengthen and motivate its sales personnel, Aida instituted an annual incentive and review system.

Each sales office is also structured as an independent P&L center.  Lead management and customer relations systems are also in place through an integrated customer profile system.  Selling costs are kept low through constant refinement of logistics control and accounts receivable collection management.

RISK FACTORS

Factors That May Affect Future Performance

Before investing in our common stock, you should carefully consider the following risk factors, the other information included herein and the information included in our other reports and filings.  Our business, financial condition, and the trading price of our common stock could be adversely affected by these and other risks.

Our Limited Operating History Makes it Difficult to Evaluate our Future Prospects and Results of Operations

We have a limited operating history.  Aida commenced operations in 1999.  Accordingly, you should consider our future prospects in light of the risks and uncertainties experienced by early stage companies in evolving industries such as the pharmaceutical industry in China.  Some of these risks and uncertainties relate to our ability to:

•   maintain our position as one of the market leaders in China;

•   offer new and innovative drugs to attract and retain a larger customer base;

•   attract additional customers and increase spending per customer;

•   increase awareness of our brand and continue to develop user and customer loyalty;

•   respond to competitive market conditions;

•   respond to changes in our regulatory environment;

•   manage risks associated with intellectual property rights;

•   maintain effective control of our costs and expenses;

•   raise sufficient capital to sustain and expand our business;

•   attract, retain and motivate qualified personnel; and

•   upgrade our technology to support additional research and development of new products.

If we are unsuccessful in addressing any of these risks and uncertainties, our business may be materially and adversely affected.

We Must Obtain Additional Financing to Execute Our Business Plan

The revenues from the production and sale of our pharmaceutical products and the projected revenues from these products are not adequate to support our expansion and product development programs.  We will need substantial additional funds to build our new production facilities, pursue further research and development, obtain regulatory approvals; file, prosecute, defend and enforce our intellectual property rights and market our products.  We will seek additional funds through public or private equity or debt financing, strategic transactions and/or from other sources.  We could enter into collaborative arrangements for the development of particular products that would lead to our relinquishing some or all rights to the related technology or products.

There are no assurances that future funding will be available on favorable terms or at all.  If additional funding is not obtained, we will need to reduce, defer or cancel development programs, planned initiatives or overhead expenditures, to the extent necessary.  The failure to fund our capital requirements would have a material adverse effect on our business, financial condition and results of operations.

Our Success Depends On Collaborative Partners, Licensees and Other Third Parties Over Whom We Have Limited Control

Due to the complexity of the process of developing pharmaceuticals, our core business includes arrangements with pharmaceutical institutes, corporate and academic collaborators, licensors, licensees and others for the research, development, clinical testing, technology rights, manufacturing, marketing and commercialization of our products.  There are no assurances that we will be able to establish or maintain collaborations that are important to our business on favorable terms, or at all.

A number of risks arise from our dependence on collaborative agreements with third parties.  Product development and commercialization efforts could be adversely affected if any collaborative partner:

•   terminates or suspends its agreement with us;

•   causes delays;

•   fails to timely develop or manufacture in adequate quantities a substance needed in order to conduct clinical trials;

•   fails to adequately perform clinical trials;

•   determines not to develop, manufacture or commercialize a product to which it has rights; or

•   otherwise fails to meet its contractual obligations.

Our collaborative partners could pursue other technologies or develop alternative products that could compete with the products we are developing.

The Profitability of Our Products Depends in Part on Our Ability to Protect Proprietary Rights and Operate Without Infringing the Proprietary Rights of Others

The profitability of our products depends in part on our ability to obtain and maintain patents and licenses and preserve trade secrets, and the period during which our intellectual property remains exclusive.  We must also operate without infringing the proprietary rights of third parties and without third parties circumventing our rights.  The patent positions of pharmaceutical enterprises, including ours, are uncertain and involve complex legal and factual questions for which important legal principles are largely unresolved.  For example, no consistent policy has emerged regarding the breadth of biotechnology patent claims that are granted by the U.S. Patent and Trademark Office or enforced by the U.S. federal courts.  In addition, the scope of the originally claimed subject matter in a patent application can be significantly reduced before a patent is issued.

The patent situation outside the U.S. is even more uncertain, is currently undergoing review and revision in many countries, and may not protect our intellectual property rights to the same extent as the laws of the U.S.  Because patent applications are maintained in secrecy in some cases, we cannot be certain that we or our licensors are the first creators of inventions described in our pending patent applications or patents or the first to file patent applications for such inventions.

Other companies may independently develop similar products and design around any patented products we develop.  We cannot assure you that:

•   any of our patent applications will result in the issuance of patents;

•   we will develop additional patentable products;

•   the patents we have been issued will provide us with any competitive advantages;

•   the patents of others will not impede our ability to do business; or

•   third parties will not be able to circumvent our patents.

A number of pharmaceutical, research and academic companies and institutions have developed technologies, filed patent applications or received patents on technologies that may relate to our business.  If these technologies, applications or patents conflict with ours, the scope of our current or future patents could be limited or our patent applications could be denied.  Our business may be adversely affected if competitors independently develop competing technologies, especially if we do not obtain, or obtain only narrow, patent protection.  If patents that cover our activities are issued to other companies, we may not be able to obtain licenses at a reasonable cost, or at all; develop our technology; or introduce, manufacture or sell the products we have planned.

Patent litigation is becoming widespread in the pharmaceutical industry.  Such litigation may affect our efforts to form collaborations, to conduct research or development, to conduct clinical testing or to manufacture or market any products under development.  There are no assurances that our patents would be held valid or enforceable by a court or that a competitor’s technology or product would be found to infringe our patents in the event of patent litigation.  Our business could be materially affected by an adverse outcome to such litigation.  Similarly, we may need to participate in interference proceedings declared by the U.S. Patent and Trademark Office or equivalent international authorities to determine priority of invention.  We could incur substantial costs and devote significant management resources to defend our patent position or to seek a declaration that another company’s patents are invalid.

Much of our know-how and technology may not be patentable, though it may constitute trade secrets.  There are no assurances that we will be able to meaningfully protect our trade secrets.  We cannot assure you that any of our existing confidentiality agreements with employees, consultants, advisors or collaborators will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure.  Collaborators, advisors or consultants may dispute the ownership of proprietary rights to our technology, for example by asserting that they developed the technology independently.

We May Not Be Able to Get the Certification of Good Manufacturing Practices (GMP)

GMP Certificate is the regulatory requirement for pharmaceutical  companies to obtain to maintain their qualification of manufacturing. The GMP certification is instructed and supervised by government authority . The certificate will expire after five years from issuing and the pharmaceutical company shall have to apply for reinspection and for extension of the certificate once reinspection result is satisfactory.

We have to obtain the GMP Certificate to qualify our manufacturing. But since there is uncertainty of obtaining the certificate, if we fails to get it, we have to reallot our production capacity. It may adversely affect our performance.

We May Encounter Difficulties in Manufacturing our Products

Before our products can be profitable, they must be produced in commercial quantities in a cost-effective manufacturing process that complies with regulatory requirements, including GMP, production and quality control regulations.  If we cannot arrange for or maintain commercial-scale manufacturing on acceptable terms, or if there are delays or difficulties in the manufacturing process, we may not be able to conduct clinical trials, obtain regulatory approval or meet demand for our products.  Production of our products could require raw materials which are scarce or which can be obtained only from a limited number of sources.  If we are unable to obtain adequate supplies of such raw materials, the development, regulatory approval and marketing of our products could be delayed.

We Could Need More Clinical Trials or Take More Time to Complete Our Clinical Trials Than We Have Planned

Clinical trials vary in design by factors including dosage, end points, length, and controls.  We may need to conduct a series of trials to demonstrate the safety and efficacy of our products.  The results of these trials may not demonstrate safety or efficacy sufficiently for regulatory authorities to approve our products.  Further, the actual schedules for our clinical trials could vary dramatically from the forecasted schedules due to factors including changes in trial design, conflicts with the schedules of participating clinicians and clinical institutions, and changes affecting product supplies for clinical trials.

We rely on collaborators, including academic institutions, governmental agencies and clinical research organizations, to conduct, supervise, monitor and design some or all aspects of clinical trials involving our products.  Since these trials depend on governmental participation and funding, we have less control over their timing and design than trials we sponsor.  Delays in or failure to commence or complete any planned clinical trials could delay the ultimate timelines for our product releases.  Such delays could reduce investors’ confidence in our ability to develop products, likely causing our share price to decrease.

We May Not Be Able to Obtain the Regulatory Approvals or Clearances That Are Necessary to Commercialize Our Products

The PRC and other countries impose significant statutory and regulatory obligations upon the manufacture and sale of pharmaceutical products.  Each regulatory authority typically has a lengthy approval process in which it examines pre-clinical and clinical data and the facilities in which the product is manufactured.  Regulatory submissions must meet complex criteria to demonstrate the safety and efficacy of the ultimate products.  Addressing these criteria requires considerable data collection, verification and analysis.  We may spend time and money preparing regulatory submissions or applications without assurances as to whether they will be approved on a timely basis or at all.

Our product candidates, some of whom are currently in the early stages of development, will require significant additional development and pre-clinical and clinical testing prior to their commercialization.  These steps and the process of obtaining required approvals and clearances can be costly and time-consuming.  If our potential products are not successfully developed, cannot be proven to be safe and effective through clinical trials, or do not receive applicable regulatory approvals and clearances, or if there are delays in the process:

  •

the commercialization of our products could be adversely affected;

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any competitive advantages of the products could be diminished; and

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revenues or collaborative milestones from the products could be reduced or delayed.

Governmental and regulatory authorities may approve a product candidate for fewer indications or narrower circumstances than requested or may condition approval on the performance of post-marketing studies for a product candidate.  Even if a product receives regulatory approval and clearance, it may later exhibit adverse side effects that limit or prevent its widespread use or that force us to withdraw the product from the market.

Any marketed product and its manufacturer will continue to be subject to strict regulation after approval.  Results of post-marketing programs may limit or expand the further marketing of products.  Unforeseen problems with an approved product or any violation of regulations could result in restrictions on the product, including its withdrawal from the market and possible civil actions.

In manufacturing our products we will be required to comply with applicable good manufacturing practices regulations, which include requirements relating to quality control and quality assurance, as well as the maintenance of records and documentation.  If we cannot comply with regulatory requirements, including applicable good manufacturing practice requirements, we may not be allowed to develop or market the product candidates.  If we or our manufacturers fail to comply with applicable regulatory requirements at any stage during the regulatory process, we may be subject to sanctions, including fines, product recalls or seizures, injunctions, refusal of regulatory agencies to review pending market approval applications or supplements to approve applications, total or partial suspension of production, civil penalties, withdrawals of previously approved marketing applications and criminal prosecution.

Competitors May Develop and Market Pharmaceutical Products That Are Less Expensive, More Effective or Safer, Making Our Products Obsolete or Uncompetitive

Some of our competitors and potential competitors have greater product development capabilities and financial, scientific, marketing and human resources than we do.  Technological competition from pharmaceutical companies is intense and is expected to increase.  Other companies have developed technologies that could be the basis for competitive products.  Some of these products have an entirely different approach or means of accomplishing the desired curative effect than products we are developing.  Alternative products may be developed that are more effective, work faster and are less costly than our products.  Competitors may succeed in developing products earlier than us, obtaining approvals and clearances for such products more rapidly than us, or developing products that are more effective than ours.  In addition, other forms of treatment may be competitive with our products.  Over time, our technology or products may become obsolete or uncompetitive.

Our Products May Not Gain Market Acceptance

Our products may not gain market acceptance in the medical community.  The degree of market acceptance of any product depends on a number of factors, including establishment and demonstration of clinical efficacy and safety, cost-effectiveness, clinical advantages over alternative products, and marketing and distribution support for the products.  Limited information regarding these factors is available in connection with our products or products that may compete with ours.

To directly market and distribute our pharmaceutical products, we or our collaborators require a marketing and sales force with appropriate technical expertise and supporting distribution capabilities.  We may not be able to further establish sales, marketing and distribution capabilities or enter into arrangements with third parties on acceptable terms.  If we or our partners cannot successfully market and sell our products, our ability to generate revenue will be limited.

Our Operations and the Use of Our Products Could Subject Us to Damages Relating to Injuries or Accidental Contamination

Our research and development processes may involve the controlled use of hazardous materials.  We are subject to federal, provincial and local laws and regulations governing the use, manufacture, storage, handling and disposal of such materials and waste products.  The risk of accidental contamination or injury from handling and disposing of such materials cannot be completely eliminated.  In the event of an accident involving hazardous materials, we could be held liable for resulting damages.  We are not insured with respect to this liability.  Such liability could exceed our resources.  In the future, we could incur significant costs to comply with environmental laws and regulations.

If We Were Successfully Sued for Product Liability, We Could Face Substantial Liabilities that May Exceed our Resources

We may be held liable if any product we develop causes injury or is found unsuitable during product testing, manufacturing, marketing, sale or use.  These risks are inherent in the development of pharmaceutical products.  We currently do not have product liability insurance.  We are not insured with respect to this liability.  If we choose to obtain product liability insurance but cannot obtain sufficient insurance coverage at an acceptable cost or otherwise protect against potential product liability claims, the commercialization of products that we develop may be prevented or inhibited.  If we are sued for any injury caused by our products, our liability could exceed our total assets.

We Have Limited Business Insurance Coverage

The insurance industry in China is still at an early stage of development.  Insurance companies in China offer limited business insurance products.  We do not have any business liability or disruption insurance coverage for our operations in China.  Any business disruption, litigation or natural disaster may result in our incurring substantial costs and the diversion of our resources.

Our Success Depends On Attracting and Retaining Qualified Personnel

We depend on a core management and scientific team.  The loss of any of these individuals could prevent us from achieving our business objective of commercializing our product candidates.  Our future success will depend in large part on our continued ability to attract and retain other highly qualified scientific, technical and management personnel, as well as personnel with expertise in clinical testing and government regulation.  We face competition for personnel from other companies, universities, public and private research institutions, government entities and other organizations.  If our recruitment and retention efforts are unsuccessful, our business operations could suffer.

Risks Related to Our Corporate Structure

PRC laws and regulations governing our businesses and the validity of certain of our contractual arrangements are uncertain.  If we are found to be in violation, we could be subject to sanctions.  In addition, changes in such PRC laws and regulations may materially and adversely affect our business.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business.  We may be considered a foreign person or foreign invested enterprise under PRC law.  As a result, we would be subject to PRC law limitations on foreign ownership of Chinese companies.  These laws and regulations are relatively new and may be subject to change, and their official interpretation and enforcement involve substantial uncertainty.  The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors.  New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.

The PRC government has broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business and other licenses and requiring actions necessary for compliance.  In particular, licenses and permits issued or granted to us by relevant governmental bodies may be revoked at a later time by higher regulatory bodies.  We cannot predict the effect of the interpretation of existing or new PRC laws or regulations on our business.  We cannot assure you that our current ownership and operating structure would not be found in violation of any current or future PRC laws or regulations.  As a result, we may be subject to sanctions, including fines, and could be required to restructure our operations or cease to provide certain services.  Any of these or similar actions could significantly disrupt our business operations or restrict us from conducting a substantial portion of our business operations, which could materially and adversely affect our business, financial condition and results of operations.

We may be adversely affected by complexity, uncertainties and changes in PRC regulation of pharmaceutical business and companies, including limitations on our ability to own key assets.

The PRC government regulates the pharmaceutical industry, including foreign ownership of, and the licensing and permit requirements pertaining to, companies in the pharmaceutical industry.  These laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainty.  As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be a violation of applicable laws and regulations.  Issues, risks and uncertainties relating to PRC government regulation of the pharmaceutical industry include uncertainties relating to the regulation of the pharmaceutical business in China, including evolving licensing practices, which means that permits, licenses or operations at our company may be subject to challenge.  This may disrupt our business, or subject us to sanctions, requirements to increase capital or other conditions or enforcement, or compromise enforceability of related contractual arrangements, or have other harmful effects on us.

Risks Related to Doing Business in China

Adverse changes in economic and political policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could adversely affect our business.

Substantially all of our business operations are conducted in China.  Accordingly, our results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments in China.  China’s economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources.  While the PRC economy has experienced significant growth in the past 20 years, growth has been uneven across different regions and among various economic sectors of China.  The PRC government has implemented various measures to encourage economic development and guide the allocation of resources.  Some of these measures benefit the overall PRC economy, but may also have a negative effect on us.  For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.  Since early 2004, the PRC government has implemented certain measures to control the pace of economic growth.  Such measures may cause a decrease in the level of economic activity in China, which in turn could adversely affect our results of operations and financial condition.

If PRC law were to phase out the preferential tax benefits currently being extended to foreign invested enterprises, we would have to pay more taxes, which could have a material and adverse effect on our financial condition and results of operations.

Under PRC laws and regulations, Aida enjoys preferential tax benefits as a foreign invested enterprise.  If the PRC law were to phase out preferential tax benefits currently granted to Aida, we would be subject to the standard statutory tax rate, which currently is 33%.  Loss of this preferential tax treatment could have a material and adverse effect on our financial condition and results of operations.

Earjoy is subject to restrictions on making payments to us.

We are a holding company incorporated in the British Virgin Islands and do not have any assets or conduct any business operations other than our investments in our affiliated entities in China.  As a result of our holding company structure, we rely entirely on payments from Aida.  The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of China.  We may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency.  See “—Government control of currency conversion may affect the value of your investment.”  Furthermore, if our affiliated entities in China incur debt on their own in the future, the instruments governing the debt may restrict their ability to make payments.  If we are unable to receive all of the revenues from our operations through these dividend arrangements, we may be unable to pay dividends on our common stock.

Uncertainties with respect to the PRC legal system could adversely affect us.

We conduct our business primarily through our affiliated Chinese entities, including principally Aida.  Our operations in China are governed by PRC laws and regulations.  We are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to wholly foreign-owned enterprises.  The PRC legal system is based on written statutes.  Prior court decisions may be cited for reference but have limited precedential value.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China.  However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China.  In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties.  In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect.  As a result, we may not be aware of our violation of these policies and rules until some time after the violation.  In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based on United States or other foreign laws against us, our management or our named experts.

We conduct substantially all of our operations in China and substantially all of our assets are located in China.  In addition, all of our senior executive officers reside within China.  As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon our senior executive officers, including with respect to matters arising under U.S. federal securities laws or applicable state securities laws.  Moreover, we have been advised that the PRC does not have treaties with the United States or many other countries providing for the reciprocal recognition and enforcement of judgment of courts.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of China.  We receive substantially all of our revenues in RMB.  Under our current structure, our income is primarily derived from payments from Aida.  Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiaries and our affiliated entity to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations.  Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements.  However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.  The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions.  If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

Fluctuation in the value of RMB may have a material adverse effect on your investment.

The value of RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions.  Our revenues and costs are mostly denominated in RMB, while some of our financial assets are denominated in U.S. dollars. We rely entirely on fees paid to us by our affiliated entity in China.  Any significant fluctuation in value of RMB may materially and adversely affect our cash flows, revenues, earnings and financial position, and the value of, and any dividends payable on, our stock in U.S. dollars.  For example, an appreciation of RMB against the U.S. dollar would make any new RMB denominated investments or expenditures more costly to us, to the extent that we need to convert U.S. dollars into RMB for such purposes.  An appreciation of RMB against the U.S. dollar would also result in foreign currency translation losses for financial reporting purposes when we translate our U.S. dollar denominated financial assets into RMB, as RMB is our functional currency.

We face risks related to health epidemics and other outbreaks.

Our business could be adversely affected by the effects of SARS or another epidemic or outbreak. China reported a number of cases of SARS in April 2004.  Any prolonged recurrence of SARS or other adverse public health developments in China may have a material adverse effect on our business operations.  For instance, health or other government regulations adopted in response may require temporary closure of our production facilities or of our offices.  Such closures would severely disrupt our business operations and adversely affect our results of operations.  We have not adopted any written preventive measures or contingency plans to combat any future outbreak of SARS or any other epidemic.

Risks Related to an Investment in Our Securities

To Date, We Have Not Paid Any Cash Dividends and No Cash Dividends Will be Paid in the Foreseeable Future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends.  Even if the funds are legally available for distribution, we may nevertheless decide not to pay any dividends.  We intend to retain all earnings for the company’s operations.

The Application of the “Penny Stock” Rules Could Adversely Affect the Market Price of Our Common Stock and Increase Your Transaction Costs to Sell Those Shares.

As long as the trading price of our common shares is below $5 per share, the open-market trading of our common shares will be subject to the “penny stock” rules.  The “penny stock” rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse).  For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser’s written consent to the transaction before the purchase.  Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market.  The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks.  These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell our common shares, and may result in decreased liquidity for our common shares and increased transaction costs for sales and purchases of our common shares as compared to other securities.

Our Common Shares are Thinly Traded and, You May be Unable to Sell at or Near Ask Prices or at All if You Need to Sell Your Shares to Raise Money or Otherwise Desire to Liquidate Your Shares.

The Company cannot predict the extent to which an active public market for its common stock will develop or be sustained.  However, the Company does not rule out the possibility of applying for listing on the Nasdaq National Market or other exchanges.

Our common shares have been sporadically or “thinly-traded” on the “Over-the-Counter Bulletin Board” since only September 28, 2005, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent.  This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock is particularly volatile given our status as a relatively small company with a small and thinly traded “float” and lack of current revenues that could lead to wide fluctuations in our share price.  The price at which you purchase our common stock may not be indicative of the price that will prevail in the trading market.  You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future.  The volatility in our share price is attributable to a number of factors.  First, as noted above, our common shares are sporadically and/or thinly traded.  As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction.  The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price.  Secondly, we are a speculative or “risky” investment due to our lack of revenues or profits to date and uncertainty of future market acceptance for our current and potential products.  As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

The following factors may add to the volatility in the price of our common shares: actual or anticipated variations in our quarterly or annual operating results; adverse outcomes; additions or departures of our key personnel; as well as other items discussed under this “Risk Factors” section, as well as elsewhere in this Current Report.  Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance.  We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.  However, the Company does not rule out the possibility of applying for listing on the Nasdaq National Market or other exchanges.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

Volatility in Our Common Share Price May Subject Us to Securities Litigation.

The limited market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future.  In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities.  We may, in the future, be the target of similar litigation.  Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

Our corporate actions are substantially controlled by our principal shareholders.

The Earjoy Shareholders will own 93.5% of our outstanding common stock, representing 93.5% of our voting power.  These shareholders, acting individually or as a group, exert substantial influence over matters such as electing directors and approving mergers or other business combination transactions.  In addition, because of the percentage of ownership and voting concentration in these principal shareholders, elections of our board of directors will generally be within the control of these shareholders.  While all of our shareholders are entitled to vote on matters submitted to our shareholders for approval, the concentration of shares and voting control presently lies with these principal shareholders.  As such, it would be difficult for shareholders to propose and have approved proposals not supported by management.  There can be no assurances that matters voted upon by our officers and directors in their capacity as shareholders will be viewed favorably by all shareholders of the company.

The Elimination of Monetary Liability Against our Directors, Officers and Employees under Nevada law and the Existence of Indemnification Rights to our Directors, Officers and Employees may Result in Substantial Expenditures by our Company and may Discourage Lawsuits Against our Directors, Officers and Employees.

Our articles of incorporation do not contain any specific provisions that eliminate the liability of our directors for monetary damages to our company and shareholders; however, we intend to give such indemnification to our directors and officers to the extent provided by Nevada law.  We may also have contractual indemnification obligations under our employment agreements with our officers.  The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup.  These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

Legislative Actions, Higher Insurance Costs and Potential New Accounting Pronouncements may Impact our Future Financial Position and Results of Operations.

There have been regulatory changes, including the Sarbanes-Oxley Act of 2002, and there may potentially be new accounting pronouncements or additional regulatory rulings that will have an impact on our future financial position and results of operations.  The Sarbanes-Oxley Act of 2002 and other rule changes as well as proposed legislative initiatives following the Enron bankruptcy are likely to increase general and administrative costs and expenses.  In addition, insurers are likely to increase premiums as a result of high claims rates over the past several years, which we expect will increase our premiums for insurance policies, which we may seek to purchase.  Further, there could be changes in certain accounting rules.  These and other potential changes could materially increase the expenses we report under generally accepted accounting principles, and adversely affect our operating results.

Past Activities Of The Company And Its Affiliates May Lead To Future Liability For The Company.

Prior to our entry into the Share Exchange Agreement with Earjoy, the Company engaged in a business unrelated to its current operations.  Although BAS Consulting, Inc. is providing certain indemnifications against any loss, liability, claim, damage or expense arising out of or based on any breach of or inaccuracy in any of their representations and warranties made regarding such combination, any liabilities relating to such prior business against which we are is not completely indemnified may have a material adverse effect on the Company.

The market price for our stock may be volatile.

The market price for our stock may be volatile and subject to wide fluctuations in response to factors including the following:

•   actual or anticipated fluctuations in our quarterly operating results;

•   changes in financial estimates by securities research analysts;

•   conditions in the pharmaceutical market;

•   changes in the economic performance or market valuations of other pharmaceutical companies;

•   announcements by us or our competitors of new products, acquisitions, strategic partnerships, joint ventures or capital commitments;

•   addition or departure of key personnel;

•   fluctuations of exchange rates between RMB and the U.S. dollar;

•   intellectual property litigation;

•   general economic or political conditions in China.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of our stock.

We may need additional capital, and the sale of additional shares or other equity securities could result in additional dilution to our shareholders.

We believe that our current cash and cash equivalents and anticipated cash flow from operations will be sufficient to meet our anticipated cash needs for the near future.  We may, however, require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue.  If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility.  The sale of additional equity securities could result in additional dilution to our shareholders.  The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations.  We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud.

We are subject to reporting obligations under the U.S. securities laws.  The Securities and Exchange Commission, or the SEC, as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report on such company’s internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of the company’s internal controls over financial reporting.  In addition, an independent registered public accounting firm must attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting.  Our management may conclude that our internal controls over our financial reporting are not effective.  Moreover, even if our management concludes that our internal controls over financial reporting are effective, our independent registered public accounting firm may still decline to attest to our management’s assessment or may issue a report that is qualified if it is not satisfied with our controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us.  Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future.  Effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent fraud.  As a result, our failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our stock.  Furthermore, we anticipate that we will incur considerable costs and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act.

We will incur increased costs as a result of being a public company.

As a public company, we will incur significant legal, accounting and other expenses.  In addition, the Sarbanes-Oxley Act, as well as new rules subsequently implemented by SEC, have required changes in corporate governance practices of public companies.  We expect these new rules and regulations to increase our legal, accounting and financial compliance costs and to make certain corporate activities more time-consuming and costly.  In addition, we will incur additional costs associated with our public company reporting requirements.  We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Market Risks

China has established a pharmaceutical industry structure and has become one of the largest pharmaceutical-producing countries in the world.  The Chinese pharmaceutical industry has increased in value with an annual average growth rate of 16.72% over the last few decades.  However, the industry is still small-scale, with a scattered geographical layout, duplicated production processes, and generally outdated manufacturing technology and management structures.  The Chinese pharmaceutical industry also has a lower market concentration and weak international trading competitiveness, coupled with a lack of patented pharmaceuticals developed in-house.  As China continues adapting to the World Trade Organization (WTO), it will need to integrate more completely into the global economy.

This international competition will place an intense pressure on the Chinese pharmaceutical industry, and further open the door to a lucrative market for non-Chinese companies, especially for pharmaceutical producers and manufacturers.  Accession to the WTO will bind China by fundamental WTO principles, such as improved transparency and the strengthening of commercial legal procedures.  China’s WTO commitments include the tightening of rules on intellectual property, tariff concessions, and market access of non-Chinese service suppliers engaging in the distribution of pharmaceuticals.  All such moves will create additional business opportunities for non-Chinese pharmaceutical companies in China, and in turn, place an intense pressure on the Chinese pharmaceutical industry.

1.

Domestic Market Risk

Aida has a nationwide sales force network focused strongly on regional wholesalers, hospitals and doctors.  However, the Company recognizes that there are many domestic companies competing in the same market.  It further recognizes that there will be competing new products to be marketed by others, even though the Company presently enjoys a monopoly on etimicin sulfate powder for injection marketed under the trademark “AiDa.” etc.

Aida has enacted the following counter measures to mitigate the domestic market risk:

(i)

Strive to improve product quality and lower cost continuously as the goal to satisfy users’ requirements; and

(ii)

Strive to expand market share by cultivating and developing the market for the Company’s products.  Recognizing that a strong sales force is one of the major factors for a successful pharmaceutical company, Aida has set a solid foundation for expanding as well as strengthening its nationwide sales network, thus ensuring the Company’s product would reach users nationwide and increasing market share swiftly.

2.

International Market Risk

As a member of the WTO, China is required to lower, and eventually eliminate, import tariffs and to open its market to imported drugs.  To a certain degree, this would impact Aida negatively.  International pharmaceutical corporations, armed with advanced technologies and financial wherewithal, could potentially overwhelm the domestic companies.  As such, it would render the marketing of the imitation drugs made by the domestic pharmaceutical companies much more difficult as well as increase the likelihood of disputes on intellectual property rights.  This would limit the development and production of similar drugs by the domestic companies.

Some of the drugs manufactured by Aida require certain know-how and technology, such as etimicin sulfate powder for injection and is protected by patent, which should be able to compete in the international market.  Most of the Company’s other products have the advantages of lower cost, lower price and established clientele as compared to imported drugs for similar applications.  Aida firmly believes that it can compete with the international corporations as long as the Company is well managed.  Furthermore, Aida is seeking to expand its global market by applying for FDA and COS approvals of some of its drugs that have the potential to compete internationally.

3.

Product Life Cycle Risk

As technologies for new drugs are discovered almost daily, the life cycle of existing drugs is shortened accordingly.  Although its products are not yet in the matured period of the life cycle, Aida has to prepare for the risk of the appearance of new drugs on the market that would shorten our drugs’ respective life cycles.

To mitigate such risk, Aida has devised the following measures:

(i)

Continuing to stress as well as strengthen the R&D of new drugs and technology;

(ii)

Acquiring and/or licensing of new technologies wherever possible; and

(iii)

Tracking of the development of new drugs and technologies worldwide.  Aida’s R&D budget has been increasing over the years; consequently, a number of new drugs were developed.  To increase R&D capability, the Company will continue to increase the R&D budget as well as acquire reputable research centers for augmenting R&D capability.

Operating Risks

1.

Sales Risk

Since Aida sells its products mainly to the domestic market, this presents the following risks:

(a)

The domestic market is generally un-orderly, without basic ground rules, and protected by regionalism.  This increases the amount of difficulties in expanding the market;

(b)

The sales team needs to further upgrade its technical knowledge in order to market Aida’s new drugs effectively.

Aida seeks to counter the irregularities in market competition by providing superior quality products and effective after-sale services to gain the trust of customers.  The Company will continue to expand its sales network to increase its domestic market share.  Concurrently, Aida plans to explore and develop the export market, increasing its revenue from the global market, hence decreasing the risk associated with domestic sales.

Aida has instituted a strict system for training sales personnel as well as employing well-qualified product managers and salesmen as a means to strengthening the sales team.

2.

Energy or Transportation Bottleneck

Aida depends on others for providing its energy requirements, such as electricity, steam and water.  Presently, these supplies are adequate without the danger of shortage in the foreseeable future.  However, the Company expects that the cost of energy will increase, hence increasing manufacturing cost.  The increase in energy cost will also increase the cost of transportation.

Aida will institute strict measures to conserve as well as control its energy consumption in order to offset some or all of the future increase in energy cost.

3.

Safety and Health Risk

Many chemicals used in the drug manufacturing process may cause fire, explosion, and poisoning, affecting the normality of operation as well as the well being of Aida’s employees.

The Company observes the regulations for drug manufacturing management thoroughly and vigorously and has established a safety department to enforce the safety rules.  Aida also trains employees to observe and practice these rules, thus minimizing the safety and health risks to the operations and the employees.

Technology Risks

1.

Security Risk

Among the products manufactured, many processing technologies are proprietary.  Any loss of such proprietary secrets will impact Aida gravely.  Thus, the Company pays extremely close attention to protect its proprietary technologies.

In accordance with the New Drugs Protection and Technology Transfer Regulation promulgated by the State Administration of Medicament Supervision on April 22, 1999, the intellectual property rights of a new drug will be protected upon the issuance of the new drug certificate by the State Administration of Medicament Supervision.  The protection period for various new drug categories is as follows:

•

12 years for Category-A;

•

8 years for Category-B and -C; and

•

6 years for Category-4 and -5.

During the protection period, no one shall copy or imitate the new drug, nor shall the State Administration of Medicament Supervision accept application, without the prior approval of the owner of the original new drug certificate.

One of the major products produced by Aida, etimicin sulfate powder for injection, is a Category-A new drug having a 12-year protection period, with 8 more years of protection under regulation.  The Company will adopt all the necessary measures to secure and guard the technology for making etimicin sulfate powder for injection as well as other new drugs under development.

2.

New Product Development Risk

Continuing to develop new drugs is the main reason that Aida is one of the  leading innovators in pharmaceutical technologies in China.  However, the development of any new drug is an undertaking of high risk for the Company, as it requires significant investment in both time and money.  According to the regulation governing new drug approvals, once a pharmaceutical company or a research institute applies for the approval of clinical tests of a certain new drug, the approving authority will not accept any other applications.  Thus, the Company is at risk with the new drugs under development that have yet to apply for the regulatory agency’s approval.

To alleviate such risk, Aida will closely monitor the R&D projects and ideas worldwide and adjust its own development efforts accordingly.  Also, the Company will increase its cooperation with domestic research institutes to facilitating the commercialization of new drugs developed as a measure to mitigate the risk.

D.

Government Policy Risks

1.

Administrative Policy for the Industry

The pharmaceutical and the healthcare delivery industries are regulated by the government.  Since 1999, the central government has enacted a number of policies and regulations for the administration of the pharmaceuticals, including independent audit, independent management, and uniformity of GMP certification.  All of these policies and regulations greatly impact the markets and their developments.  The most clearly impacted areas are as follows:

(a)

The government has enacted a price control policy toward certain drugs.  This includes Aida’s etimicin sulfate powder for injection, according to the most recent regulations issued by the State Planning Committee.  As such, the Company’s profitability would be impacted negatively if the manufacturing cost of the product increases and the price cannot be adjusted accordingly.

(b)

The distribution channel of generic drugs market has changed as a result of the establishment of the medical insurance system.  Consequently, patients increasingly fill prescriptions from pharmacies outside of hospitals.

According to the most recent notice on price controls, etimicin sulfate has the least price decrease at less than 15%.  The Company believes that although selling price of its etimicin sulfate will  decrease slowly to some extent in the next 3 years, while as the Company is the protected monopoly supplier and has planned to continue to improve the manufacturing process and lower costs, hence  its profitability will not go down sharply.

Aida is keenly following the changing in the distribution channels and believes that the Company’s selling costs will not increase by fully deploying its nationwide sales network to the fullest extent.  In fact, the changes in distribution channels should facilitate the Company’s sales.

2.

Environmental Protection Risk

Aida generates many effluents, such as wastewater, emissions, solid waste and other wastes, from various manufacturing processes.  Their proper treatment in accordance with existing regulations is of paramount importance.  Otherwise, the Company would face severe citations as well as hefty fines.  AiDa has obtained ISO14000 certification.

E.

Financial Risks

1.

Accounts Receivable Risk

As competition increases, the timely collection of accounts receivable becomes more important.  Historically, Aida has had fairly good track record of collecting accounts receivable.  Nevertheless, the Company will institute a receivables reviewing system in accordance with the requirement set forth by the U.S. GAAP providing reserves for delinquent accounts in order to reflect the true operating condition of the Company.

2.

Losing Financial Control Risk

Aida’s management strongly believes that an effective control of the Company’s finances is of utmost important policy and has instituted a system for internal controls.

3.

Investment Risk

Aida has set forth a clear and definitive plan for expanding production capacity and R&D.  Some of the planned products may face competition from other pharmaceutical companies in China.  The Company’s profitability would be greatly affected if the market for the new drugs under development deviated substantially from expectations.  Additionally, the expected financial return would decrease if the new drugs could not be developed in the time frame as planned.

The following measures are taken by Aida in order to alleviate such risks:

The planned new drugs being developed by Aida generally have good market potential. Additionally, the Company will continuously improve product quality and lower manufacturing cost as well as to expand the market for increasing profit margin, hence the financial returns. Aida will continually review each project’s implementation/development schedule and adjust accordingly, so that an early return on investment can be realized.

F.

Management Risks

1.

Management System Risk

Aida has instituted systems for managing personnel, finances and operations.  However, effective cooperation and coordination are required among the departments for the success of the Company.  Aida will adopt U.S. management systems for corporate governance as a means to continue building a well-run company.  However, there would be certain limitations to the organization structure and management system adopted by the Company which may adversely impact the Company’s long-term development, as the market, competition and the environment are forever changing, thus posing a certain risk to the Company.

To mitigate such risk, Aida will adopt the following measure: Aida will constantly review and adjust its organization structure and management system accordingly as the most effective means to achieve the Company’s goal.  Aida will strive to perfect its organization and management system by learning from pharmaceutical companies overseas.

2.

Shortage of Qualified Personnel Risk

The globalization of Aida will require a number of well-qualified R&D, legal, finance, and operational personnel with experience in international businesses.  Presently, the Company lacks such talents and is not sure that it can staff such employees to the fullest.  This may cause a certain risk to the Company.

It is the Company’s basic policy to cultivate and to employ qualified people as evidenced by the present strong senior management team.  Presently, Aida is prepared to strengthen the cultivation and seeking qualified personnel as well as to employ persons with international experience as members of the Board of Directors, including internationally renowned experts in the industry, experienced international management and finance personnel and U.S. trained lawyers with background in the securities industry.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the information contained in the condensed consolidated financial statements of the Company and the notes thereto appearing elsewhere herein and in conjunction with the Management's Discussion and Analysis set forth in (1) the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004 (which is also incorporated by reference herein),  (2) Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004 and (3) the Annual Report of  Hangzhou Aida Pharmaceuticals Company Limited for the year ended December 31, 2004 (which is also incorporated by reference herein).

As used in this report, the terms "Company", "we", "our", "us" and "BASU" refer to BAS Consulting, Inc., a Nevada corporation.

PRELIMINARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This quarterly report contains forward-looking statements within the meaning of the federal securities laws. These include statements about our expectations, beliefs, intentions or strategies for the future, which we indicate by words or phrases such as "anticipate," "expect," "intend," "plan," "will," "we believe," "BASU believes," "management believes" and similar languages. The forward-looking statements are based on the current expectations of BASU and are subject to certain risks, uncertainties and assumptions, including those set forth in the discussion under "Management's Discussion and Analysis of Financial Condition and Results of Operations" on this report. The actual results may differ materially from results anticipated in these forward-looking statements. We base the forward-looking statements on information currently available to us, and we assume no obligation to update them.

Investors are also advised to refer to the information in our filings with the Securities and Exchange Commission, especially on Forms 10-KSB, 10-QSB and 8-K, in which we discuss in more detail various important factors that could cause actual results to differ from expected or historic results. It is not possible to foresee or identify all such factors. As such, investors should not consider any list of such factors to be an exhaustive statement of all risks and uncertainties or potentially inaccurate assumptions.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

We have identified one policy area as critical to the understanding of our consolidated financial statements. The preparation of our consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of sales and expenses during the reporting periods. With respect to net realizable value of the Company's accounts receivable and inventories, significant estimation judgments are made and actual results could differ materially from these estimates.

We believe the following is among the most critical accounting policies that impact our consolidated financial statements. We suggest that our significant accounting policies, as described in our consolidated financial statements in the Summary of Significant Accounting Policies, be read in conjunction with this Management's Discussion and Analysis of Financial Condition and Results of Operations.

We recognize revenue in accordance with Staff Accounting Bulletin ("SAB") No.

104. All of the following criteria must exist in order for us to recognize revenue:

1. Persuasive evidence of an arrangement exists;

2. Delivery has occurred or services have been rendered;

3. The seller's price to the buyer is fixed or determinable; and

4. Collectibility is reasonably assured.

For fixed-priced refundable contracts, the Company recognizes revenue on a completion basis. Progress payments received/receivables are recognized as revenue only if the specified criteria is achieved, accepted by the customer, confirmed not refundable and continues performance of future research and development services related to the criteria are not required.

RESULTS OF OPERATIONS - NINE MONTHS ENDED SEPTEMBER 30, 2005 AS COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2004

Revenues, Cost of Revenues and Gross Margin

Revenues for nine months ended September 30, 2005 were $19,466,000, an increase of $7,086,947 from $12,379,053 for nine months ended September 30, 2004. Compared to same period in 2004, our sales revenues from our group of companies engaging in the production of different types of Etimicin in the nine months ended 2005 were as follows:

Companies	Nine Months Ended
	September 30,		Increase /
	2005	2004	(Decrease)

Hangzhou Aida Pharmaceutical Co. Ltd (“Aida”) specializes in the production of Etimicin powder	$ 9,037,638	$ 7,377,074	$ 1,660,564

Hainan Aike pharmaceutical Co. Ltd (“Aike”) specializes in the production of Etimicin Transfusion	7,449,202	4,936,522	2,512,680

Changzhou Fangyuan Pharmaceutical Ltd. (“Fangyuan”) specializes in the production of Etimicin injection	2,979,160	0	2,979,160

Others	0	65,457	(65,457)

TOTAL	$19,466,000	$12,379,053	$ 7,086,947

In the first nine months of 2005, the sales of Aida increased by $1,660,564 or 22.50% as compared to the same period in 2004. Despite the fact that the sale of Aida has remained strong during the first nine months, there is a slight reduction in the selling price of approximately 5%. The reduction has enabled the products of Aida to be more competitive among all those antibiotics in PRC.

The sales revenue from our Aike increased to $7,449,202 in the first nine months of 2005 from $4,936,522 from the same period in 2004, representing a growth of 50.90%. In first nine months of 2005 our marketing and promotion efforts continued to help us to increase our sales in Etimicin transfusion and resulted in an increase in sales.

The sales revenue of the Group was further enhanced by the acquisition of Fangyuan in February 2005.  Fangyuan specializes in the production of liquid Etimicin for injection. With the acquisition, the Group is capable of producing all types of Etimicin, namely, powder, transfusion and liquid.

The cost of revenues for the first nine months ended September 30, 2005 were $7,635,739 an increase of $2,279,259 from $5,356,480 for the same period last year. The increases in costs of sales can be analyzed as follows.

Companies	Nine Months Ended
	September 30,		Increase /
	2005	2004	(Decrease)

Hangzhou Aida Pharmaceutical Co. Ltd (“Aida”) specializes in the production of Etimicin powder	$ 2,944,424	$ 2,120,277	$ 824,147

Hainan Aike pharmaceutical Co. Ltd (“Aike”) specializes in the production of Etimicin Transfusion	3,340,100	3,168,918	171,182

Changzhou Fangyuan Pharmaceutical Ltd. (“Fangyuan”) specializes in the production of Etimicin injection	1,351,215	0	1,351,215

Others	0	67,285	(67,285)

TOTAL	$ 7,635,739	$ 5,356,480	$ 2,279,259

The cost of sales of Aida increase by 38.86% for the first nine months of 2005 from $2,120,277 to $2,944,424. The increase in cost of sale can mainly be accounted for by the increase in sales.  This can primarily be explained by the acquisition of Fangyuan in February 2005.  Fangyuan is a major supplier of Aida, the acquisition has enabled Aida to enjoy the benefit of vertical integration and economies of scale and therefore lead to a tremendous decrease in the cost of sale.

Despite the increase in sale of 50.89%, the cost of sales of Aike increased by 5.4%, in the first nine months of 2005 compared to the same period in 2004. This can primarily be explained by the acquisition of Fangyuan in February 2005.  Fangyuan is a major supplier of the Group, the acquisition has enable Aike to enjoy the benefit of vertical integration and economies of scale and therefore lead to a tremendous decrease in the cost of sale.

The percentage increase in total sale revenue of 57.24% was higher than the percentage increase in cost of sale of 42.55% as in the first nine months of 2005 compared to the same period in 2004. The Company recorded an exceptional improvement in profit margin in the first nine months of 2005

Compared to the first nine months of 2004, the percentage profit margin for our Company increased from 56.72% to 60.77% in the same period of 2005. The increase in percentage profit margin was mainly attributable to the acquisition Fangyuan Pharmaceuticals enabling the Company to enjoy lower cost of sales. However, the effect there from has partially been offset by a slight reduction in the sale price of Aida’s product by approximately 5%.

Research and Developments costs

The research and development cost of $122,185 in the first nine months of 2005 represents cost incurred for toxicological tests for Etimicin product with a view of improving the quality of the drugs. No such expenses were incurred in 2004.

General and administrative Expenses

General and administrative expenses increased from $1,617,609 in the first nine months of 2004 to $2,133,931 in the same period in 2005, representing a 31.92% increase. The details of general and administrative expenses for the first six months of 2005 were as follows:

	Nine Months Ended
	September 30,
Breakdown of expenses	2005	2004

Payroll expenses	$ 446,957	$ 233,183
Provision for obsolete stock	0	100,006
Traveling expenses	230,387	180,458
Bad debts written off	111,398	71,927
Staff welfare expenses	133,815	23,412
Depreciation	121,697	66,008
Office expenses	173,964	103,375
Entertainment	121,210	48,067
Other expenses	794,503	791,173

TOTAL	$2,133,931	$1,617,609

During the first nine months of 2005, the Company incurred $446,957 in payroll expenses as compared to $233,183 in same period of 2004. This increase resulted from an increase in the total number of employees as a result of the acquisition of Fangyuan in February 2005.  However, all other expenses remained fairly constant during the first nine months of 2005 as compared with the same period of 2004 .The Company have managed to slow down the spending in other miscellaneous expenses in the first nine month of 2005

The Company has provided $100,006 for obsolete stock in the first nine months of 2004 and no such provision was recorded in the first nine months of 2005.

Depreciation and amortization of plant and equipment increased by $55,689 in the first nine months of 2005 compared to same period in 2004. The increase was mainly due to an increase in assets as a result of Fangyuan acquisition.

Selling and distribution expenses

Selling and distribution expenses increased from $5,012,309 in the first nine months of 2004 to $6,001,127 in the same period this year, or a 19.72% increase. Compared to the same period in 2004, our increase in the expenses was because of the following:

	Nine Months Ended
	September 30,		Increase /
Breakdown of expenses:	2005	2004	(Decrease)

Trip and Traveling expenses	$ 3,076,403	$ 2,314,379	$ 762,024
Sales Commission	555,431	0	555,431
Office Expenses	1,129,807	774,032	355,775
Payroll	513,481	774,491	(261,010)
Conference fee	136,774	371,552	(234,778)
Other Expenses	589,231	777,855	(188,624)

TOTAL	$ 6,001,127	$ 5,012,309	$ 988,818

In the first nine months of 2005 trip and traveling expenses, sales commission and office expenses increased by $762,024, $555,431 and $355,775 as compared with the same period in 2004. The increase can mainly be explained by the increase in sale of 57.24%.  Moreover, more intensive promotion programs had been carried out in the first six months of 2005 with a view to increase the market demand of the Company’s product.

Payroll expenses decreased by $261,010 in the first nine months of 2005 as compared to the same period in 2004.  This decrease was to the restructure of the sale team with the acquisition of Fangyuan.

Disposition of discontinued operation

Profit from the disposition of the continued operation of $221,249 in the first nine months of 2005 represented proceeds received on disposal of Shangyu Branch of Aida less the fair market value of the net assets. No such case was reported in the same period of 2004.

Interest Expenses

Interest expenses for the first nine months of 2005 increased to $843,105 from $375,215 in the same period of 2004. The increase is due to the increase in bank borrowings as a result of the acquisition of Fangyuan.

Forgiveness of debts

Forgiveness of debt of $96,258 represents amount due to Sunshine Group (previously shareholders of Fangyuan) not claimed on acquisition.

Other income

Other income has decreased from $107,134 in the first nine months of 2004 to $(22,783) in the same period of 2005. The decrease is due to the fact that there was a major tax refund in 2004.

Income Taxes

Income tax expense was $137,641 for the nine months period ended September 30, 2005, as compared to $15,903 for the same period in 2004. The increase was due to the increase in pre-tax income.

In accordance with the relevant tax laws and regulations of PRC, the corporation income tax rate is 33%. Aike is a subsidiary registered in Hainan, PRC, and its corporate income tax rate of 15% is the tax rate for companies registered in Hainan, PRC in accordance with the relevant tax laws in PRC. Fangyuan gets the tax rate of 15% as it is registered in a national high-tech development zone. According to the relevant laws and regulations of PRC, the preferential tax rate is granted to it.

In accordance with the relevant taxation laws in the PRC, from the time that a company has its first profitable tax year, a foreign investment company is exempt from corporate income tax for its first two years and is then entitled to a 50% tax reduction for the succeeding three years. Since Hangzhou Aida Pharmaceutical Co., Ltd has been a foreign investment company since 2004,its first profitable year for income tax purposes as a foreign investment company was 2004, so it is still exempt from income tax.

Net Income

In the first nine months of 2005, our net income increased by $2,310,850 to a net income of $2,018,189 from a net loss of $(292,661) in the same period in 2004.

LIQUIDITY AND CAPITAL RESOURCES

Cash

Our cash balance increased by $1,819,562 to $4,676,131 as of September 30, 2005, as compared to $2,856,569 as of December 31, 2004. The increase was mainly attributable to a net income of $1,880,151, decrease in inventories of 1,215,242 and increase in accounts payable and other payables and accruals by $1,924,474 and 2,873,365. The increase in cash flow was partially offset by increased cash out flow of investing activities and financing activities, which amounted to $4,38,772 and $3,865,241 for the nine months ended September 30, 2005.

Our cash flow used for investing activities amounted to $438,772, of which $907,248 was used for the purchase of a subsidiary.  The Company has managed to generate a cash of $647,522 from the sale of the plant and equipment. Our cash flow used in financing activities amounted to $3,865,241, of which $4,263,842 was used for the repayment of amount due to related parties. The cash used in financing activities was partially offset by increased short-term borrowings of $1,086,874.

Working Capital

Our working capital decreased by $2,082,943 to $(626,786) at September 30, 2005, as compared to $1,456,757 at December 31, 2004. The decrease in working capital at September 30, 2005 was mainly attributable to our increase in accounts payables and other payables and accrued liabilities by $1,924,474 and $2,873,365 respectively

The Company currently generates its cash flow through operations and the Company believes that its cash flow generated from operations will be sufficient to sustain operations for the next twelve months. Also, from time to time, the Company may require extra funding through financing activities and investments for expansion. Also, from time to time, the Company may come up with new expansion opportunities for which our management may consider seeking external funding and financing. However, as of September 30, 2005, the Company did not have any plan for additional capital through external funding and financing.

DESCRIPTION OF PROPERTY

The Company’s headquarters are currently located in approximately 17,330 square meters of office space at 31 Dingjiang Road, Jianggan District, Hangzhou, China.

Existing Production Facilities

Currently, we own 3 plants and have obtained a prepaid land use right to acquire a long-term interest to utilize the land underlying the plants.  Our production facilities are described as follows:

1.

Hangzhou Aida Pharmaceutical Co., Ltd  Constructed according to national Good Manufacturing Practice (“GMP”) standards, this plant occupies an area of approximately 17,330 square meters and has an annual production capacity of approximately 15 million powder doses__ ,150 million capsules and 200 million tablets _.

2.

Changzhou Fangyuan Pharmaceutical Co., Ltd.  Constructed according to national Good Manufacturing Practice (“GMP”) standards, this plant occupies an area of approximately 80,000 square meters and has an annual production capacity of approximately 7.5 million liquid doses and 3200 kgs of Etimicin base.

3.

Hainan Aike Pharmaceutical Co., Ltd. Constructed according to national Good Manufacturing Practice (“GMP”) standards, this plant occupies an area of approximately 3,900 square meters and has an annual production capacity of approximately 12 million bottles of transfusion preparations.

We believe that the general physical condition of our plants and production facilities can completely satisfy our current production needs in terms of quantity and production quality.

SECURITY OWNERS OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT PRIOR TO THE SHARE EXCHANGE

The following table sets forth, as of December 8, 2005, certain information regarding the ownership of our capital stock by the following persons on such date: each of our directors and executive officers, each person who is known to be a beneficial owner of more than 5% of any class of our voting stock, and all of our officers and directors as a group.  Unless otherwise indicated below, to our knowledge, all persons listed below had sole voting and investing power with respect to their shares of capital stock, except to the extent authority was shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of our common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of December 8, 2005 were deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and was based on 1,625,000 post-Reverse Split shares of our Common Stock issued and outstanding on a fully diluted basis, as of December 8, 2005.

Title of Class	Name and Address Of Beneficial Owners (1)	Amount and Nature Of Beneficial Ownership	Percent Of Class
Common Stock	B. Alva Schoomer	1,445,640 (2)	89
Common Stock	Stanley Priskie	15,545 (3)	1
	All officers and directors as a group (2 persons)	1,461,185	90

__________

(1)

The address for each of the named beneficial owners and directors and officers is 5675B Baldwin Court, Norcross, Georgia 30071.

(2)

Excludes 23,316 shares held by Gail D. Morris-Schoomer, the wife of B. Alva Schoomer, over which B. Alva Schoomer disclaims any beneficial interest or control.

(3)

Excludes 622 shares held by four relatives of Stanley Priskie (including 156 shares owned by his wife) over which Mr. Priskie disclaims any beneficial ownership or control.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

AFTER THE SHARE EXCHANGE

The following table sets forth information as of December 8, 2005 with respect to the beneficial ownership of our outstanding shares of capital stock immediately following the Reverse Stock Split and the closing of the Share Exchange by (i) each person known by us who will beneficially own five percent (5%) or more of the outstanding shares; (ii) the officers and directors who will take office as of the effective date of the Share Exchange; and (iii) all the aforementioned officers and directors as a group.

Title of Class	Name and Address Of Beneficial Owners (1)	Amount and Nature Of Beneficial Ownership	Percent Of Class (2)

Common Stock	Union Zone Management Ltd. (3) No. 31 Dingjiang Road Hangzhou, Zhejieng, PRC 310016	14,025,000	56.1

Common Stock	Panasia Strategy Investment Co. Ltd. (4) No. 8 Building 2558 Yan’an Rd. W Shanghai, PRC 201103	4,675,000	18.7

Common Stock	Winsummit China Growing Holdings, Ltd. (5) No. 8 Building 2558 Yan’an Rd. W Shanghai, PRC 201103	1,870,000	7.5

Common Stock	Biao Jin, Chairman	0	0

Common Stock	Xiaoyong Jin, Biao Jin’s son (3)	9,577,673	38.3

Common Stock	Qiong Zhang, Director (4)(5)	2,805,000	11.2

Common Stock	Jiajun Qiu, Director (3), Chief Executive Officer	4,447,327	17.8

Common Stock	Hui Lin Chief Financial Officer	0	0

Common Stock	All executive officers and directors as a group (4 persons)	7,252,327	29

Common Stock	Kwan Hung Lam (6)	1,355,750	5.4

Common Stock	Jianping Wei(6)	1,262,250	5

Common Stock	B. Alva Schoomer (7)	1,445,640	5.8

Common Stock	Stanley Priskie (8)	15,545	0.1

__________

(1)       Unless otherwise noted, the address for each of the named beneficial owners is: No. 31 Dingjiang Road, Hangzhou, Zhejieng, PRC 310016.

(2)       The percentage of outstanding shares of common stock is based upon 25,000,000 post-Reverse Stock Split shares.

(3)

Union Zone Management Ltd. (“Union Zone”) is controlled by Xiaoyong Jin (68.29%) and  Jiajun Qiu, our director and Chief Executive Officer (31.71%).  Accordingly, Mr. Qiu indirectly owns 4,447,327 shares through his 31.71% ownership of Union Zone since he is deemed to have and/or share the power to direct the voting and disposition of such shares.  Mr. Xiaoyong Jin indirectly owns 9,577,673 shares through his 68.29% ownership of Union Zone since he is deemed to have and/or share the power to direct the voting and disposition of such shares

(4)

Panasia Strategy Investment Co. Ltd. (“Panasia”) is controlled by Qiong Zhang, our director (50%), Kwan Hung Lam(25%) and Jianping Wei (25%).  Accordingly, Ms. Qiong Zhang indirectly owns 2,337,500 shares through her 50% ownership of Panasia since she is deemed to have and/or share the power to direct the voting and disposition of such shares.

(5)

Winsummit China Growing Holdings, Ltd. (“Winsummit”) is controlled by Qi-wei Chen (30%),  Jia-wei Chen (20%), Qiong Zhang, our director (20%), Kwan Hung Lam (10%), Jian Ping Wei(5%), Yong Jiang (5%), Jiangsheng Zhu (5%) and Dragonlink Asia Limited (5%).  Accordingly, Ms. Qiong Zhang indirectly owns 374,000 shares through her 20% direct ownership of Winsummit and 93,500 shares through her wholly owned Dragonlink Asia Limited’s 5 % ownership of Winsummit since she is deemed to have and/or share the power to direct the voting and disposition of such shares.

(6)

Mr. Kwan Hung Lam indirectly owns 1,355,750 shares totally, among them 1,168,750 shares through his 25% ownership of Panasia and 187,000 shares through his 10% ownership of Winsummit since he is deemed to have and/or share the power to direct the voting and disposition of such shares. Mr. Jianping Wei owns 1,262,250 shares totally, among them 1,168,750 shares through his 25% ownership of Panasia and 93,500 shares through his 5% ownership of Winsummit since he is deemed to have and/or share the power to direct the voting and disposition of such shares.

(7)

Effective upon the closing of the Share Exchange, B. Alva Schoomer resigned as a director of the Company.

(8)

Effective upon the closing of the Share Exchange, Stanley Priskie resigned as a director of the Company.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS

AND CONTROL PERSONS

APPOINTMENT OF NEW OFFICERS AND DIRECTORS

In connection with the Share Exchange Transaction, effective December 8, 2005, B. Alva Schoomer resigned as our chief executive officer and chief financial officer and a director, and Stanley Priskie resigned as a director of the Company.

On December 8, 2005, the Board of Directors appointed Jiajun Qiu as our chief executive officer,  Hui Lin as our chief financial officer, and Chuanwen Du as our secretary.  The Board of Directors also appointed  Biao Jin, Qiong Zhang and Jiajun Qiu as directors.

The following table summarizes our current executive officers and directors upon the closing of the Share Exchange Transaction:

Name	Age	Position

Biao Jin	57	Director, Chairman of the Board

Jiajun Qiu	40	Director, Chief Executive Officer

Hui Lin	39	Chief Financial Officer

Chuanwen Du	28	Secretary

Qiong Zhang	38	Director

Biao Jin, Chairman of the board. Mr. Jin obtained his college diploma degree from Pharmaceutical University of China in 1985.  Mr. Jin is well known in the Chinese pharmaceutical field, with more than 40 years of industry experience. He served in senior management and as chairman of a listed pharmaceutical company of China for over ten years.  Mr. Jin has been granted with special allowance from the Central Government for his expertise and experience.

Jiajun Qiu, Chief executive officer and director. Mr. Qiu has almost 20 years of experience in the pharmaceutical industry, including production supervisor and assistant plant manager of Xinchang Pharmaceutical.  Mr. Qiu graduated from Pharmaceutical University of China in 1988 and majored in Pharmaceutical

Hui Lin, Chief Financial Officer. Miss Lin has more than 20 years of experience in accounting and finance.  Ms. Lin was an accountant at Xinchang Bearing Factory from 1982 to 1990, an accountant at Xinfeng Gas Equipment Co., Ltd. from 1990 to 1995, and a finance manager of Xinchang Pharmaceutical from 1995 to 1996.  She graduated from ZheJiang University in 2002.

Chuanwen Du, Secretary.  Mr. Du graduated from Jiangxi University of Finance and Economics. Mr. Du has been working for pharmaceutical companies for over 5 years. He was a financial manager when he worked in Jin Ou Group  and was responsible for the finance and investment of the Company.

Qiong Zhang, Director.  Miss Zhang received her bachelor degree in law from Eastern China Politics and Law College in 1991, her master degree in economics from Eastern China Normal University, and an EMBA from the Sloan Program of Stanford University.  Ms. Zhang practiced securities law in China from 1991 to 1994.  Thereafter, she has been involved in consultancy work and is the chief executive officer of Asia Business Consulting Co., Ltd.

EXECUTIVE COMPENSATION

None of our executive officers received any cash compensation for the fiscal years ended December 31, 2004 or 2003.  The following table summarizes all compensation received by our previous chief executive officer and chief financial officer in fiscal years 2004, 2003 and 2002.

SUMMARY COMPENSATION TABLE

					LONG TERM COMPENSATION
		ANNUAL COMPENSATION			AWARDS		PAYOUTS
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options/SARs	LTIP Payout ($)	All Other Compensation ($)
B. Alva Schoomer	2004	$0	0	0	0	0	0	0
Former CEO	2003	$0	0	0	0	0	0	0
and CFO	2002	$-	-	-	-	-	-	-

STOCK OPTION GRANTS AND EXERCISES

During the fiscal year ended December 31, 2004, we did not issue any options or stock appreciation rights to any officers, employees or directors.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

We currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer’s responsibilities following a change-in-control.

COMPENSATION OF DIRECTORS

During the fiscal year ended December 31, 2004, our directors did not receive any compensation.

DESCRIPTION OF SECURITIES

GENERAL

Our Articles of Incorporation provide for authority to issue 75,000,000 shares of Common Stock, and 1,000,000 shares of Preferred Stock, all with par value of $0.001 per Share.

COMMON STOCK

The holders of our Common Stock are entitled to receive dividends when and as declared by our Board of Directors, out of funds legally available therefore, subject to the rights of the holders of any shares of Preferred Stock that may or have been issued by the Company.  The Company has not paid cash dividends in the past and does not expect to pay any within the foreseeable future since any earnings are expected to be reinvested in the Company.  In the event of liquidation, dissolution or winding up of the Company, either voluntarily or involuntarily, each outstanding share of Common Stock is entitled to share equally in the Company’s assets, subject to any preferential liquidation rights of the holders of shares of Preferred Stock which may then be outstanding.  Each outstanding share of the Common Stock is entitled to equal voting rights, consisting of one vote per share.

As of December 8, 2005 and giving effect to the Reverse Stock Split and the closing of the Share Exchange Agreement, there were 25,000,000 issued and outstanding shares of our common stock.

PREFERRED STOCK

We are currently authorized to issue 1,000,000 Shares of Preferred Stock.  As of December 8, 2005, no shares of Preferred Stock had been issued.  The Board of Directors is authorized, subject to any limitation prescribed by the laws of the State of Nevada, but without further action by the Company’s shareholders, to provide for the issuance of Preferred Stock in one or more series, to establish from time to time the number of shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series without any further vote or action by shareholders.  The Board of Directors may authorize and issue Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Common Stock.  In addition, the issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of our Company.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON

EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not listed on any stock exchange.  The common stock is traded over-the-counter on the Over-the-Counter Electronic Bulletin Board under the post-Reverse Stock Split symbol “BASU.OB”.  There was no trading market for our common stock before September 26, 2005, at which time initial trading commenced under the symbol “BASG.OB.”  The following table sets forth the high and low bid information for the common stock since September 26, 2005 on a pre-Reverse Stock Split basis, as reported by the Over-the-Counter Electronic Bulletin Board.  The bid prices reflect inter-dealer quotations, do not include retail markups, markdowns or commissions and do not necessarily reflect actual transactions.  On November 25, 2005, the last price of our common stock on a pre-Reverse Stock Split basis was $0.30.

	LOW	HIGH

Sept 28 – Dec 8, 05	$0.10	$0.60

As of December 8, 2005, there were approximately 43 stockholders of record of our common stock.

DIVIDENDS

We have never paid any dividends on our common stock.  We currently anticipate that any future earnings will be retained for the development of our business and do not anticipate paying any dividends on our common stock in the foreseeable future.

TRANSFER AGENT

Our transfer agent is Standard Registrar and Transfer Company, Inc.

Address

12528 South 1840 East, Draper,

Utah 84020.

Telephone number

(801)571-8844.

EQUITY COMPENSATION PLAN INFORMATION

We currently do not have any equity compensation plans.

LEGAL PROCEEDINGS

Our management is not aware of any material legal proceedings pending against the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

On July 20, 2005, we dismissed Sherb & Co. LLP (“Sherb”) as our independent registered public accounting firm, effective immediately.  Sherb’s reports on our financial statements as of and for the years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles; however, each year-end report contained a modification paragraph that expressed substantial doubt about our ability to continue as a going concern.  During our two most recent fiscal years and through July 20, 2005, there were no disagreements with Sherb on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Sherb, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.  None of the reportable events set forth in Item 304(a)(1)(iv)(B) of Regulation S-B occurred within our two most recent fiscal years nor through July 20, 2005.

We have engaged Most & Company, LLP (“Mostco”) to serve as our independent registered public accounting firm.  During the two fiscal years ended December 31, 2004 and through the date hereof, neither we nor anyone on our behalf consulted Mostco regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor has Mostco provided to us a written report or oral advice regarding such principles or audit opinion.

RECENT SALES OF UNREGISTERED SECURITIES

Pursuant to the Share Exchange Agreement, the Company issued 23,375,000 shares of its common stock to the Earjoy Shareholders in exchange for 100% of the common stock of Earjoy, representing 93.5% of the outstanding shares of the Registrant’s common stock on the Closing Date.

The issuance of the shares to the Earjoy Shareholders pursuant to the Share Exchange Agreement was exempt from registration under the Securities Act pursuant to Section 4(2) and/or Regulation S thereof.  We made this determination based on the representations of the Earjoy Shareholders which included, in pertinent part, that such shareholders were either (a) “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that each member understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

No officer or director of the Company shall be liable to the Company or its shareholders for the damages for the breach of a fiduciary duty as a director or officer other than: (a) acts or omissions which involve intentional misconduct, fraud or a known violation of the law; or (b) the payment of dividends in violation of NRS 78.300.

The Company may purchase or maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise asserted against him in his capacity as director, officer, employee or agent, or arising out of his status as such, whether or not the Company has the authority to indemnify him against such liability or expense.

The Company shall indemnify all of its present and future officers and directors against any and all expenses incurred by them, and each of them, including but not limited to, legal fees, judgments and penalties which may be incurred, rendered or levied in any legal action or administrative proceeding brought against them for any act or omission alleged to have been committed while acting within the scope of their duties as officers or directors of the Company.  Such right of indemnification shall not be exclusive of any other rights of indemnification, which the officers and directors may have or hereafter acquire.  Without limitation of the foregoing, the Board of Directors may adopt by-laws from time to time to provide the fullest indemnification permitted by the laws of the State of Nevada.

Item 3.02

Unregistered Sales of Equity Securities

Pursuant to the Share Exchange Agreement, the Company issued 23,375,000 shares of its common stock to the Earjoy Shareholders in exchange for 100% of the common stock of Earjoy, representing 93.5% of the outstanding shares of the Registrant’s common stock on the Closing Date.

The issuance of the shares to the Earjoy Shareholders pursuant to the Share Exchange Agreement was exempt from registration under the Securities Act pursuant to Section 4(2) and/or Regulation S thereof.  We made this determination based on the representations of the Earjoy Shareholders which included, in pertinent part, that such shareholders were either (a) “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that each member understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 5.01

Changes in Control of Registrant

Effective as of June 1, 2005, we entered into a Share Exchange Agreement by and among BAS Consulting Group, Inc., Earjoy Group Limited and the Earjoy Shareholders.  The closing of this transaction (the “Closing”) occurred on December 8 2005 (the “Closing Date”).  Under the terms of the Share Exchange Agreement, on the Closing Date, we issued and delivered to the Earjoy Shareholders an aggregate of 23,375,000 shares of our post-Reverse Stock Split Common Stock, representing 93.5% of all of our issued and outstanding Common Stock, in exchange for 100% of the outstanding capital of Earjoy.

As a result of this transaction, the Earjoy Shareholders acquired control of the Company because they hold 93.5% or the majority number of voting shares of the Company.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a)

Resignation Of Director

Effective December  8, 2005, B. Alva Schoomer and Stanley Priskie resigned as members of the board of directors of the Registrant.  There were no disagreements between Messrs. Schoomer and Priskie and any officer or director of the Registrant.  The Registrant provided a copy of the disclosures it is making in response to this Item 5.02 to Messrs. Schoomer and Priskie and informed them that they may furnish the Registrant as promptly as possible with a letter stating whether they agree or disagree with the disclosures made in response to this Item 5.02, and that if they disagree, then the Registrant requests that they provide the respects in which they do not agree with the disclosures.  The Registrant will file any letter received by the Registrant from Mr. Schoomer or Mr. Priskie as an exhibit to an amendment to this Current Report on Form 8-K within two business days after receipt by the Registrant.

(b)

Resignation Of Officers

Effective December 8, 2005, Mr. B. Alva Schoomer resigned as the chief executive officer and chief financial officer of the Registrant.

 (c)

Appointment Of Directors

Effective December 8, 2005, Biao Jin,  Qiong Zhang and Jiajun Qiu were appointed as members of the Registrant’s Board of Directors.

Descriptions of the newly appointed directors and officers can be found in Item 2.01 above, in the section titled “DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.”

(d)

Appointment Of Chief Executive Officer and Chief Financial Officer

Effective December 8, 2005, Jiajun Qiu was appointed as Chief Executive Officer of the Registrant.

Effective December 8, 2005,  Hui Lin was appointed as Chief Financial Officer of the Registrant.

Jiajun Qiu and Hui Lin have no family relationships with any of the Company’s other executive officers or directors.  No transactions occurred in the last two years to which the Company was a party in which Jiajun Qiu or Hui Lin had or is to have a direct or indirect material interest.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

We intend to obtain shareholder approval to amend our Articles of Incorporation to change our name to “Aida Pharmaceuticals, Inc.”

Item 5.06

Change in Shell Company Status

Effective as of June 1, 2005, we entered into a Share Change Agreement by and among BAS Consulting Group, Inc., Earjoy Group Limited and the Earjoy Shareholders.  The closing of this transaction (the “Closing”) occurred on December 8, 2005 (the “Closing Date”).  Under the terms of the Share Change Agreement, on the Closing Date, we issued and delivered to the Earjoy Shareholders an aggregate of 23,375,000 shares of our post-Reverse Stock Split Common Stock, representing 93.5% of all of our issued and outstanding Common Stock, in exchange for 100% of the outstanding capital of Earjoy.

Prior to the transaction, the Registrant was a development stage company.  In the past two years, the Registrant had nominal operations and generated nominal revenue.  From and after the Closing Date, the Registrant’s primary operations will now consist of the operations of Aida.

Item 9.01

Financial Statements and Exhibits

(a)

Financial Statements Of Businesses Acquired

The financial statements of  Hangzhou AiDa Pharmaceuticals Co. Limited for the years ended December 31, 2004 and December 31, 2003 and the financial statements of Earjoy Group Limited for the nine months ended September 30, 2005 and 2004 (unaudited) are incorporated herein by reference to Exhibits 99.1 and 99.2 to this Current Report.

(b)

Pro Forma Financial Statements

Our unaudited pro forma combined financial statements as of and for the nine months ended September 30, 2005, and pro forma combined statement of operations (unaudited) for the year ended December 31, 2004 are incorporated herein by reference to Exhibit 99.3 to this Current Report.

Our unaudited pro forma combined balance sheet as of September 30, 2005 and our unaudited pro forma combined statement of operations for the nine months ended September 30, 2005 and the year ended December 31, 2004 are incorporated herein by reference to Exhibit 99.3 to this Current Report, and are based on the historical financial statements of us and Earjoy after giving effect to the Exchange Transaction.  In accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” (SFAS 141), and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements, Earjoy is considered the accounting acquiror.  The Exchange Transaction was completed on December 8, 2005.  Because Earjoy’s owners as a group received the larger portion of the voting rights in the combined entity and Earjoy’s senior management represents a majority of the senior management of the combined entity, Earjoy was considered the acquiror for accounting purposes and will account for the Exchange Transaction as a reverse acquisition.

The acquisition will be accounted for as the recapitalization of Earjoy since, at the time of the acquisition, the prior consulting operations generated minimal revenues.  Our fiscal year will end on December 31.

The unaudited pro forma combined balance sheet as of September 30, 2005 is presented to give effect to the Exchange Transaction as if it occurred on January 1, 2005 and combines the historical balance sheet of Earjoy at September 30, 2005 and the historical balance sheet of BAS Consulting, Inc. at September 30, 2005.  The unaudited pro forma combined statement of operations of Earjoy and BAS Consulting, Inc. for the nine months ended September 30, 2005 and year ended December 31, 2004 are presented as if the combination had taken place on January 1, 2005.

Reclassifications have been made to BAS Consulting Inc.’s historical financial statements to conform to Earjoy’s historical financial statement presentation.

The unaudited pro forma combined condensed financial statements should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical consolidated financial statements and accompanying notes of Earjoy and BAS Consulting, Inc.  The unaudited pro forma combined condensed financial statements are not intended to represent or be indicative of our consolidated results of operations or financial condition that would have been reported had the Exchange Transaction been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of the Registrant.

(c)

INDEX TO EXHIBITS.

Exhibit

Number

Description

99.1

Consolidated financial statements of Hangzhou Pharmaceuticals Co. Limited for the years ended December 31, 2004 and December 31, 2003.

99.2

Consolidated Financial statements of Earjoy Group Limited for the nine months ended September 30, 2005 and 2004 (unaudited).

99.3

Unaudited pro forma condensed financial statements of BAS Consulting, Inc., as of and for the nine months ended September 30, 2005 and unaudited pro forma Statement of Operations for the nine months ended September 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAS CONSULTING, INC.

            (Registrant)

Date:  December 8, 2005

By:  /s/   Biao Jin

      Biao Jin, Chairman